                            AMENDED AND RESTATED BYLAWS

                                         OF

                           TODHUNTER INTERNATIONAL, INC.

Adopted by the Board of Directors on August 11, 1992, and as amended by the Board of Directors through September 22, 1999.

                                     ARTICLE I

       MEETINGS OF STOCKHOLDERS

       1.1 ANNUAL MEETING. The annual meeting of the stockholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of stockholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of stockholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

       1.2 SPECIAL MEETINGS. Special meetings of the stockholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than twenty-five percent (25%) of all the shares entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors or stockholders requesting the meeting shall designate another person to do so.

       1.3 PLACE. Meetings of stockholders may be held within or outside of the State of Delaware. If no place is designated in the notice for a meeting of stockholders, the place of meeting shall be the principal office of the corporation.

       1.4 NOTICE. Except as otherwise provided in the Delaware General Corporation Law (the "Law"), written notice stating the place, day and hour of the meeting and, in the case of a special meeting or as otherwise provided by law, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or other persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears in the current records of stockholders of the corporation, with postage thereon prepaid.

       1.5 NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in
Section 1.4 to each stockholder of record on the new record date entitled to vote at such meeting.

       1.6 WAIVER OF NOTICE OF STOCKHOLDERS MEETINGS. Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by the stockholder or stockholders entitled to such notice, whether before, during or after the time of the meeting stated therein and delivered to the corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance by a stockholder at a meeting shall constitute a waiver of: (a) lack of notice or defective notice of such meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting; or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering that particular matter when it is presented. Unless otherwise required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

       1.7 FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

       In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

       1.8 VOTING RECORD. After fixing a record date for a meeting of stockholders, the corporation shall prepare an alphabetical list of the names of all stockholders who are entitled to notice of such meeting, arranged by voting group, with the address of, and the number and class and series, if any, of the shares held by, each stockholder. The stockholders' list must be available for inspection by any stockholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. Any stockholder of the corporation or his agent or attorney is entitled on written demand to inspect the stockholders' list (subject to the requirements of the Law), during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the stockholders' list available at the meeting of stockholders, and any stockholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

       If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned until such time as the corporation complies with such requirements on demand of any stockholder in person or by proxy who failed to get such access. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

       1.9  STOCKHOLDER PROPOSALS.

       (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.
To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder in accordance with this section.

       (b) For business to be properly brought before an annual meeting by a stockholder, the corporation must have received timely notice thereof in writing from such stockholder. To be timely, a stockholder's notice must be received by the Secretary of the corporation as of the date set forth in the corporation's proxy statement relating to the annual meeting for the preceding year; PROVIDED, HOWEVER, that if no such date is stated, then such date shall be one hundred and twenty (120) calendar days in advance of the date (with respect to the forthcoming annual meeting) that the corporation's proxy statement was released to its stockholders in connection with the previous year's annual meeting of security holders; and PROVIDED FURTHER that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the corporation no later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to stockholders or made public, whichever first occurs.

       (c) Such notification shall contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
(ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the corporation which are beneficially owned, as such term is defined in Rule 13d-3 ("Rule 13d-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the stockholder; (iv) any substantial interest of the stockholder in such business; and (v) any other information required pursuant to the rules and regulations promulgated under the Exchange Act relating to shareholder proposals. For purposes of clause (iv) above, a "substantial interest of the stockholder in such business" shall be deemed to occur if such interest were reportable (assuming that the stockholder's business was in fact brought before the annual meeting) pursuant to Item 5 of
Schedule 14A (Rule 14a-101) promulgated under the Exchange Act.

       (d) Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this section.

       1.10 NOMINATION PROCEDURES.

       (a) Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting; PROVIDED,

HOWEVER, that any nomination made by a stockholder must comply with all of the notice procedures set forth in this Section 1.10.

       (b) Nominations for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be received at the principal executive offices of the corporation not less than one hundred twenty (120) days and not more than one hundred eighty (180) days prior to any meeting of stockholders called for the election of directors; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's statement, such notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to stockholders or made public, whichever first occurs. In the event of an adjournment, the date of the annual meeting shall be deemed to be the date upon which the original annual meeting was convened.

       (c) Such notification shall contain the following information to the extent known to the notifying stockholder: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director at the annual meeting; (w) the name, age, business address and residence address of the proposed nominee, (x) the principal occupation or employment of the proposed nominee, (y) the class and number of shares of capital stock of the corporation which are beneficially owned by the proposed nominee, and (z) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice of nominees for election at the annual meeting, (x) the name and record address of the stockholder, and (y) the class and number of shares of capital stock of the corporation which are beneficially owned (as defined in Rule 13d-3) by the stockholder.

       (d) The corporation may require any proposed nominee for election at an annual or special meeting of stockholders to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

       1.11 STOCKHOLDER QUORUM AND VOTING. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the articles of incorporation or by the Law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, but in no event shall a quorum consist of less than one third of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

       Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

       1.12 VOTES PER SHARE. Except as otherwise provided in the articles of incorporation or by the Law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

       1.13 MANNER OF ACTION. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the articles of incorporation or by law.

       1.14 VOTING FOR DIRECTORS. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote. Unless otherwise provided in the articles of incorporation, cumulative voting is not authorized and the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

       1.15 VOTING OF SHARES. A stockholder may vote at any meeting of stockholders of the corporation, either in person or by proxy.

       Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate stockholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate stockholder. In the absence of any such designation or, in the case of conflicting designation by the corporate stockholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate stockholder shall be presumed to possess, in that order, authority to vote such shares.

       Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

       Shares held by or under the control of a receiver, a trustee in a bankruptcy proceeding or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name.

       If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the Secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

       1.16 PROXIES. Any stockholder of the corporation, other person entitled to vote on behalf of a stockholder pursuant to the Law, or attorney-in-fact for such persons, may vote the stockholder's shares in person or by proxy. Any stockholder of the corporation may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

       An appointment of a proxy is effective when received by the Secretary of the corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to three (3) years, unless a longer period is expressly provided in the appointment form.

       The death or incapacity of the stockholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

       An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

       1.17 VOTING TRUSTS. One or more stockholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interest in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the corporation's principal office. After filing a copy of the list and agreement in the corporation's principal office, such copies shall be open to inspection by any stockholder of the corporation, subject to the requirements of the Law, or to any beneficiary of the trust under the agreement during business hours. The trustee must also deliver a copy of each extension of the voting trust agreement, and a list of beneficial owners under such extended agreement, to the corporation's principal office.

       1.18 STOCKHOLDERS' AGREEMENTS. Two or more stockholders may provide for the manner in which they will vote their shares, and providing for such other matters as are permitted by the Law, by signing an agreement for that purpose. When a stockholders' agreement is signed, the stockholders who are parties thereto shall deliver copies of the agreement to the corporation's principal office. After filing a copy of the agreement in the corporation's principal office, such copies shall be open to inspection by any stockholder of the corporation, subject to the requirements of the Law, or any party to the agreement during business hours.

       1.19 ACTION BY STOCKHOLDERS WITHOUT A MEETING. Unless otherwise provided in the certificate of incorporation, action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving stockholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in Delaware, its principal place of business, the Secretary of the corporation, or another office or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. No written consent shall be effective to take such corporate action unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take such action are delivered to the corporation as set forth in this Section.

       Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office or its principal place of business, or received by the Secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

       Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

       A consent signed as required by in this Section has the effect of a meeting vote and may be described as such in any document.

       Whenever action is taken as set forth in this Section, the written consent of the stockholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of stockholders.

       1.20  INSPECTORS OF ELECTION.

       (a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

       (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

       (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

       (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 212(c)(2), ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

       (e) This section shall not apply to the corporation unless and until it has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders.

       ARTICLE II

       DIRECTORS

       2.1 FUNCTIONS. Except as provided in the articles of incorporation or by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed under the direction of, the Board of Directors.

       2.2 NUMBER. The Board of Directors of the corporation shall consist of nine (9) persons. The number of directors may at any time and from time to time be increased or decreased by action of either the stockholders or the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

       2.3 QUALIFICATIONS. A director must be a natural person who is 18 years of age or older but need not be a citizen of the United States, a resident of the State of Delaware or a stockholder of this corporation.

       2.4 TERM. Each director shall hold office until a successor has been elected and qualified or until an earlier resignation, removal from office or death.

       2.5 REMOVAL OF DIRECTORS. Any director, or the entire Board of Directors, may be removed, with or without cause, upon the affirmative vote of (i) at least two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding voting stock, voting as a single class, or (ii) the holders of at least fifty-one percent (51%) of the voting power of all of the then-outstanding voting stock, voting as a single class, AND a majority of disinterested directors (as defined in the Corporation's Amended and Restated Certificate of Incorporation). The notice of the meeting at which a vote is taken to remove a director must state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

       2.6 RESIGNATION. Any director may resign at any time by delivering written notice to the corporation, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

       2.7 VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next stockholders meeting at which directors are elected.

       2.8 REGULAR MEETINGS. An annual regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of stockholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting, and at such other time and place as may be determined by the Board of Directors. The Board of Directors may, at any time and from time to time, provide by resolution, the time and place, either within or outside of the State of Delaware, for the holding of the annual regular meeting or additional regular meetings of the Board of Directors without other notice than such resolution.

       2.9 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two (2) directors.

       The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or outside of the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Delaware.

       Notice of any special meeting of the Board of Directors may be given by any reasonable means, whether oral or written, at least two (2) days prior to such special meeting, either orally (by telephone or in person), or by written notice delivered personally or mailed to each director at his or her business or residence address. If mailed, such notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose or purposes of, any special meetings of the Board of Directors need be specified in the notice or in any written waiver of notice of such meeting.

       2.10 WAIVER OF NOTICE OF MEETING. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice either before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

       2.11 QUORUM AND VOTING. A majority of the number of directors fixed in the manner provided by these bylaws shall constitute a quorum for the transaction of business; provided however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The Law of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the Law of the Board of Directors.

       A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

       2.12 PRESUMPTION OF ASSENT. A director of this corporation who is present at a meeting of its Board of Directors, or a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he or she (i) objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting specified business at the meeting, or (ii) votes against such action or abstains from the action taken.

       2.13 MEETINGS OF THE BOARD OF DIRECTORS BY MEANS OF A CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

       2.14 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors of this corporation, or all the members of the committee, as the case may be, and the writing or writings are filed with the minutes or proceedings of the Board or committee. Action taken under this Section is effective when the last director or member of the committee signs the consent, unless the consent specifies a different effective date. Such consent shall have the effect as a meeting vote and may be described as such in any document.

       2.15 COMPENSATION. Each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and a committee thereof, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors (or a committee thereof) or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

       2.16 DIRECTOR CONFLICTS OF INTERESTS. No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of this corporation are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors of this corporation are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their vote(s) are counted for such purpose, if:

       (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which in good faith authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the vote(s) or written consent(s) of such interested director(s); or

       (b) The fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they in good faith authorize, approve or ratify such contract or transaction by vote or written consent; or

       (c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board of Directors, a committee thereof or the stockholders.

       Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                    ARTICLE III

                        COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by the Law.

       Each committee must have two (2) or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article III, may designate one (1) or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

       ARTICLE IV

       OFFICERS

       4.1 OFFICERS. If so appointed by the Board of Directors, the officers of this corporation shall consist of a President, a Secretary and such other officers as appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

       4.2 APPOINTMENT AND TERM OF OFFICE. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after the stockholders' annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

       4.3 REMOVAL OF OFFICERS. Any officer of the corporation may be removed from his or her office or position at any time, with or without cause, by the Board of Directors. Any officer or assistant officer, if appointed by another officer pursuant to authority, if any, received from the Board of Directors, may likewise be removed by such officer.

       4.4 RESIGNATION. Any officer of the corporation may resign at any time from his or her office or position by delivering notice to the corporation, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

       4.5 DUTIES. If so appointed by the Board of Directors, the officers of this corporation shall have the following duties:

       The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of the corporation, and shall preside at all meetings of the stockholders, the Board of Directors and all committees of the Board of Directors on which he or she may serve. In addition, the President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, and as are incident to the office of President.

       Each Vice President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors or the President.

       The Secretary shall have custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the stockholders and Board of Directors, see that all notices of meetings are duly given, keep a register of the mailing address of each stockholder of the corporation, be responsible for authenticating records of the corporation and perform such other duties as may be prescribed by the Board of Directors or the President.

       The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and shall perform such other duties as may be prescribed by the Board of Directors or the President.

       4.6 OTHER OFFICERS, EMPLOYEES, AND AGENTS. Each and every other officer, employee, and agent of the corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board to exercise supervisory authority.

       ARTICLE V
                                 STOCK CERTIFICATES

       5.1 CERTIFICATES FOR SHARES. Unless the Board of Directors provides otherwise by resolution, every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation (either manually or by facsimile) by the Chairman or Vice Chairman of the Board of Directors, President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. A certificate which has been signed by an officer or officers who later shall have ceased to be such officer when the certificate is issued shall nevertheless be valid. No certificate shall be issued for any share until such share is fully paid. Upon receipt of the consideration for which the Board of Directors has authorized for the issuance of the shares, such shares so issued shall be fully paid and nonassessable.

       5.2 TRANSFER OF SHARES; OWNERSHIP OF SHARES. Transfers of shares of stock of the corporation shall be made only on the stock transfer books of the corporation, and only after the surrender to the corporation of the certificates representing such shares, if any. Except as provided by the Law, the person in whose name the shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

       5.3 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the corporation may require, to indemnify the corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of such certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

                                     ARTICLE VI

              ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

       Unless otherwise directed by the Board of Directors, the President or a designee of the President shall have the power to vote and to otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders on, or with respect to, any action of stockholders of any other corporation in which this corporation may hold securities and to otherwise exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in other corporations.

                                    ARTICLE VII

                                 BOOKS AND RECORDS

       This corporation shall maintain accurate accounting records and shall keep records of minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation.

       This corporation or its agent shall also maintain a record of its stockholders in a form that permits preparation of a list of names and addresses of all stockholders in alphabetical order by classes of shares showing the number and series of shares held by each.

       Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                                    ARTICLE VIII

                                   CORPORATE SEAL

       The Board of Directors shall provide for a corporate seal which may be facsimile, engraved, printed or an impression seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the words "seal" and "Delaware" and the year of incorporation.

                                     ARTICLE IX

                                     AMENDMENTS

       These bylaws may be altered, amended or repealed and new bylaws may be adopted, by either the Board of Directors or the stockholders, but the Board of Directors may not alter, amend or repeal any bylaw adopted by stockholders if the stockholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.